                                 EXHIBIT 10(iv)
                                 ADVANTAGE BANK
                          SALARY CONTINUATION AGREEMENT

      THIS AGREEMENT is entered into this ________ day of _______________, 2002, by and between ADVANTAGE BANK, an Ohio savings bank located in Cambridge, Ohio (the "Company"), and NAME OF EXECUTIVE (the "Executive").

                                  INTRODUCTION

      To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive. The Company will pay the benefits from its general assets.

                                    AGREEMENT

      The Company and the Executive agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

      1.1 "Camco" means Camco Financial Corporation, which is the holding company for the Company.

      1.2 "Change of Control" means any one of the following events: (i) the acquisition of ownership or power to vote more than 25% of the voting stock of Camco; (ii) the acquisition of the ability to control the election of a majority of the directors of Camco; (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Camco cease for any reason to constitute at least a majority thereof; provided, however, that any individual whose election or nomination for election as a member of the Board of Directors of Camco was approved by a vote of at least two-thirds of the directors then in office shall be considered to have continued to be a member of the Board of Directors of Camco; or (iv) the acquisition by any person or entity of "conclusive control" of Camco within the meaning of 12 C.F.R. Section 574.4(a), or the acquisition by any person or entity of "rebuttable control" within the meaning of 12 C.F.R. Section 574.4(b) that has not been rebutted in accordance with 12 C.F.R. Section 574.4(c). For purposes of this paragraph, the term "person" refers to an individual or corporation, partnership, trust, association, or other organization, but does not include the Executive and any person or persons with whom the Executive is "acting in concert" within the meaning of 12 C.F.R. Part 574.

      1.3 "Code" means the Internal Revenue Code of 1986, as amended.

      1.4 "Disability" means the Executive suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Company of the carrier's or Social Security Administration's determination upon the request of the Company.

      1.5 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

      1.6 "Early Termination Date" means the month, day and year in which Early Termination occurs.

      1.7 "Effective Date" means January 1, 2002.

      1.8 "Normal Retirement Age" means the Executive's 65th birthday.

      1.9 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

      1.10 "Plan Year" means each calendar year from and after the Effective
Date.

      1.11 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

      1.12 "Years of Employment" means the total number of 12-month periods during which the Executive is employed on a full-time basis by the Company, inclusive of any leave of absence approved by the Company, beginning October 21, 1998.

                                    ARTICLE 2
                                LIFETIME BENEFITS

      2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death or Termination for Cause (as defined in Section 5.1 of this Agreement) the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

            2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is $__________.

            2.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in 12 equal monthly installments commencing with the month following the Executive's Normal Retirement Date for a period of 15 years.

      2.2 Early Termination Benefit. Upon Early Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

            2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the Early Termination Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the Early Termination Date, determined by vesting the Executive in 10 percent of the Accrual Balance set forth in Schedule A for the first Plan Year (based on 10 percent credit for each two Years of Employment prior to the Effective Date of this Agreement) and an additional 10 percent of said amount for each succeeding Plan Year thereafter until the Executive becomes 100 percent vested in the Accrual Balance. Any increase in the annual benefit under Section 2.1.1 shall require the recalculation of this benefit on Schedule A. This benefit is determined by calculating a 15-year fixed annuity from the Accrual Balance, crediting interest on the unpaid balance at an annual rate of 8.0 percent, compounded monthly.

            2.2.2 Payment of Benefit. The Company shall pay the annual benefit determined in accordance with Section 2.2.1 to the Executive in 12 equal monthly installments commencing with the month following Termination of Employment.

      2.3 Disability Benefit. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

            2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Disability Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the date in which the Termination of Employment occurs (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1), determined by vesting the Executive in 100 percent of the Accrual Balance. Any increase in the annual benefit under Section
      2.1.1 would require the recalculation of the Disability benefit on Schedule A. This benefit is determined by calculating a 15-year fixed annuity from the Accrual Balance, crediting interest on the unpaid balance at an annual rate of 8.0 percent, compounded monthly.

            2.3.2 Payment of Benefit. The Company shall pay the annual benefit determined in accordance with Section 2.3.1 to the Executive in 12 equal monthly installments commencing with the month following Termination of Employment for a period of 15 years.

      2.4 Change of Control Benefit. Upon a Change of Control followed within 12 months by the Executive's Termination of Employment, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

            2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the Change of Control Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the date in which Termination of Employment occurs (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1), determined by vesting the Executive in

      100 percent of the Accrual Balance. Any increase in the annual benefit under Section 2.1.1 would require the recalculation of the Change of Control benefit on Schedule A. This benefit is determined by calculating a 15-year fixed annuity from the Accrual Balance, crediting interest on the unpaid balance at an annual rate of 8.0 percent, compounded monthly.

            2.4.2 Payment of Benefit. The Company shall pay the annual benefit determined in accordance with Section 2.4.1 above to the Executive in 12 equal monthly installments commencing with the month following Termination of Employment for a period of 15 years.

            2.4.3 Election for Lump Sum Payment. Notwithstanding the provisions for the payment of benefits in monthly installments set forth in this Agreement, upon the occurrence of a Change in Control, the Executive may elect to receive the value of the benefit he is entitled to pursuant to
      Section 2.4.2 or the value of any remaining benefits he is entitled to receive pursuant to Section 2.1, Section 2.2, Section 2.3 or Article 3 of this Agreement in a lump sum calculated under the following procedures:

            (a) First, the Company will calculate the present value of the annual benefit the Executive is entitled to receive by applying an interest factor equal to 120 percent of the applicable federal rate (or other interest factor prescribed by the Internal Revenue Service in regulations issued under Section 280G of the Code) as of the date of calculation over the period of the acceleration; and

            (b) Second, reduce the amount produced by the computation prescribed in paragraph (a) above by five percent.

                                    ARTICLE 3
                                 DEATH BENEFITS

      3.1 Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the benefits under Article 2.

            3.1.1 Amount of Benefit. The annual benefit under this Section 3.1 is the Normal Retirement Benefit amount described in Section 2.1.1.

            3.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive's beneficiary in 12 equal monthly installments commencing with the month following the Executive's death for a period of 15 years.

      3.2 Death During Payment of a Lifetime Benefit. If the Executive dies after any lifetime benefit payments have commenced under Article 2 of this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

      3.3 Death After Termination of Employment But Before Payment of a Lifetime Benefit Commences. If the Executive is entitled to a lifetime benefit under
Article 2 of this Agreement but dies prior to the commencement of the benefit payments, the Company shall pay the same benefit payments to the Executive's beneficiary that the Executive was entitled to prior to death. The benefit payments shall commence on the first day of the month following the date of the Executive's death.

                                    ARTICLE 4
                                  BENEFICIARIES

      4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. Designations will only be effective if signed by the Executive and received by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

      4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

      5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Executive's employment for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform assigned duties and responsibilities, willful violation of any law, rule, regulation or final cease and desist order (other than traffic violations or similar offenses), conviction of a felony or for fraud or embezzlement, or material breach of any provision of any written employment agreement between the Executive and the Company.

      5.2 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within three years after the date of this Agreement. In addition, the Company shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on an employment application or resume provided to the Company or on any application for any benefits provided by the Company to the Executive.

      5.3 Competition After Termination of Employment. The Company shall not pay any benefit under this Agreement if the Executive, without the prior written consent of the Company, engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, or trustee, any enterprise conducted within a 50 mile radius of the location of any facility from which the Company conducts its business, which enterprise is, or may deemed to be, competitive with any business carried on by the Company as of the date of termination of the Executive's employment or retirement. This section shall not apply following a Change of Control.

      5.4 Compliance with Section 280G of the Code. The Notwithstanding any other provision of this Agreement or any other agreement between the Executive and the Company to the contrary, the Company shall not pay any benefit to the extent the benefit under this Agreement and all other agreements between the Executive and the Company or the Holding Company would create an excise tax under the excess parachute rules of Section 280G of the Code.

                                    ARTICLE 6
                           CLAIMS AND REVIEW PROCEDURE

      6.1 Claims Procedure. Any person or entity who has not received benefits under this Agreement that he or she believes should be paid ("Claimant") shall make a claim for such benefits as follows:

            6.1.1 Initiation - Written Claim. The Claimant shall initiate a claim by submitting to the Company a written claim for the benefits.

            6.1.2 Timing of Company Response. The Company shall respond to such Claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the Claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

            6.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the Claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

                  (a) The specific reasons for the denial,

                  (b) A reference to the specific provisions of the Plan on
            which the denial is based,

                  (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                  (d) An explanation of the Plan's review procedures and the time limits applicable to such procedures, and

                  (e) A statement of the Claimant's right to bring a civil
            action under ERISA Section 502(a) following an adverse benefit determination on review.

      6.2 Review Procedure. If the Company denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

            6.2.1 Initiation - Written Request. To initiate the review, the Claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

            6.2.2 Additional Submissions - Information Access. The Claimant may submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

            6.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

            6.2.4 Timing of Company Response. The Company shall respond in writing to the Claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

            6.2.5 Notice of Decision. The Company shall notify the Claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

                  (a) The specific reasons for the denial,

                  (b) A reference to the specific provisions of the Plan on
            which the denial is based,

                  (c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

                  (d) A statement of the Claimant's right to bring a civil
            action under ERISA Section 502(a).

                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

      This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive. Notwithstanding the foregoing, the Company may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would
(i) cause benefits to be taxable to the Executive prior to actual receipt, or
(ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits).

                                    ARTICLE 8
                             ARBITRATION PROCEDURES

      Any controversy or claim arising out of or relating to this Plan that is not resolved under Article VII shall be settled by arbitration in Cambridge, Ohio in accordance with the then prevailing rules and regulations of the American Arbitration Association by a single arbitrator. The award rendered by the arbitrator shall be final and binding on the parties and may be entered in any court having jurisdiction. The parties waive any claim to any damages in the nature of punitive, exemplary or statutory damages in excess of compensatory damages, or any form of damages in excess of compensatory damages, and the arbitrator is specifically divested of any power to award damages in the nature of punitive, exemplary or statutory damages in excess of compensatory damages, or any form of damages in excess of compensatory damages. Each party shall bear its own costs in connection with the arbitration and shall share equally the fees and expenses of the arbitrator. Each party agrees that any legal proceeding instituted to enforce an arbitration award hereunder will be brought in a court of competent jurisdiction (either state or federal) in Ohio and hereby submits to personal jurisdiction of such courts and irrevocably waives any objection as to venue in such courts, and further agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum.

                                    ARTICLE 9
                                  MISCELLANEOUS

      9.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

      9.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

      9.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

      9.4 Reorganization. In the event the Company merges or consolidates into or with another company, reorganizes or sells substantially all of its assets to another company, firm, or person , the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company and such succeeding or continuing company, firm, or person shall discharge the obligations of the Company under this Agreement.

      9.5 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

      9.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.

      9.7 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

      9.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

      9.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

            (a) Establishing and revising the method of accounting for the Agreement;

            (b) Maintaining a record of benefit payments;

            (c) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement; and

            (d) Interpreting the provisions of the Agreement.

      9.10 Named Fiduciary. The Company shall be the named fiduciary and plan administrator under this Agreement. It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.

      IN WITNESS WHEREOF, the Executive and the Company have signed this Agreement.

EXECUTIVE:                                  COMPANY:

                                            Advantage Bank


                                            By
----------------------------------            ---------------------------------
Name of Executive
                                            Title
                                                 -------------------------------

                             BENEFICIARY DESIGNATION

                                 ADVANTAGE BANK
                          SALARY CONTINUATION AGREEMENT

                                NAME OF EXECUTIVE

I designate the following as beneficiary of any death benefits under this
Agreement:

Primary:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

Contingent:
           ---------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S)
      AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature
         ---------------------------------

Date
    --------------------------------------

Received by the Company this ______ day of _________________, 200_.


By
  ----------------------------------------

Title
      ------------------------------------

Attached for each named executive officer that has entered into a salary Continuation Agreement is a Schedule A disclosing the amounts payable under such agreement.

Clark/Bardes Consulting          ADVANTAGE BANK              PLAN YEAR REPORTING

                      SALARY CONTINUATION PLAN - SCHEDULE A

RICHARD C. BAYLOR

                                                       EARLY TERMINATION            DIABILITY             CHANGE OF CONTROL
DOB: 2/8/1955
Plan Anniv Date: 1/1/2003
Retirement Age: 65                                          Installment             Installment               Installment
Payments: Monthly Installments                         Payable Immediately     Payable Immediately       Payable Immediately
                                                      --------------------     --------------------     --------------------
                          BENEFIT        ACCRUAL                   Based On                Based On                 Based On
 PERIOD                   LEVEL          BALANCE       Vesting     Accrual     Vesting      Accural     Vesting      Accural
 ENDING         AGE         (1)           (2)           (3)          (4)         (5)         (6)          (7)         (8)
 ------         ---       -------        -------       -------     --------    -------     --------     -------     --------
Dec2002(1)       47       410,100          91,745        10%         1,045       100%        10,451       100%        10,451
Dec2003          48       410,100         191,105        20%         4,354       100%        21,770       100%        21,770
Dec2004          49       410,100         298,712        30%        10,209       100%        34,029       100%        34,029
Dec2005          50       410,100         415,250        40%        18,922       100%        47,305       100%        47,305
Dec2006          51       410,100         541,461        50%        30,841       100%        61,683       100%        61,683

Dec2007          52       410,100         678,147        60%        46,352       100%        77,254       100%        77,254
Dec2008          53       410,100         826,178        70%        65,882       100%        94,117       100%        94,117
Dec2009          54       410,100         986,495        80%        89,904       100%       112,380       100%       112,380
Dec2010          55       410,100       1,160,119        90%       118,943       100%       132,159       100%       132,159
Dec2011          56       410,100       1,348,153       100%       153,580       100%       153,580       100%       153,580

Dec2012          57       410,100       1,551,794       100%       176,779       100%       176,779       100%       176,779
Dec2013          58       410,100       1,772,338       100%       201,903       100%       201,903       100%       201,903
Dec2014          59       410,100       2,011,186       100%       229,112       100%       229,112       100%       229,112
Dec2015          60       410,100       2,269,859       100%       258,580       100%       258,580       100%       258,580
Dec2016          61       410,100       2,550,001       100%       290,493       100%       290,493       100%       290,493

Dec2017          62       410,100       2,853,395       100%       325,055       100%       325,055       100%       325,055
Dec2018          63       410,100       3,181,970       100%       362,486       100%       362,486       100%       362,486
Dec2019          64       410,100       3,537,817       100%       403,024       100%       403,024       100%       403,024
Dec2020          65       410,100       3,599,933       100%       410,100       100%       410,100       100%       410,100

              February 2020 Retirement, 3/1/2020 First Payment Date

(1) The first line reflects 12 months of data, January 2002 to December 2002.

Clark/Bardes Consulting          ADVANTAGE BANK              PLAN YEAR REPORTING

                      SALARY CONTINUATION PLAN - SCHEDULE A

DAVID S. CALDWELL

                                                       EARLY TERMINATION            DIABILITY             CHANGE OF CONTROL
DOB: 12/28/1962
Plan Anniv Date: 1/1/2003
Retirement Age: 65                                          Installment             Installment               Installment
Payments: Monthly Installments                         Payable Immediately     Payable Immediately       Payable Immediately
                                                      --------------------     --------------------     --------------------
                          BENEFIT        ACCRUAL                   Based On                Based On                 Based On
 PERIOD                   LEVEL          BALANCE       Vesting     Accrual     Vesting      Accural     Vesting      Accural
 ENDING         AGE         (1)           (2)           (3)          (4)         (5)         (6)          (7)         (8)
 ------         ---       -------        -------       -------     --------    -------     --------     -------     --------
Dec2002(1)      40       140,900          14,772           0%             0      100%         1,683       100%         1,683
Dec2003         41       140,900          30,770          10%           351      100%         3,505       100%         3,505
Dec2004         42       140,900          48,096          20%         1,096      100%         5,479       100%         5,479
Dec2005         43       140,900          66,861          30%         2,285      100%         7,617       100%         7,617
Dec2006         44       140,900          87,182          40%         3,973      100%         9,932       100%         9,932

Dec2007         45       140,900         109,190          50%         6,219      100%        12,493       100%        12,493
Dec2008         46       140,900         133,025          60%         9,092      100%        15,154       100%        15,154
Dec2009         47       140,900         158,838          70%        12,666      100%        18,095       100%        18,095
Dec2010         48       140,900         186,794          80%        17,023      100%        21,279       100%        21,279
Dec2011         49       140,900         217,070          90%        22,256      100%        24,728       100%        24,728

Dec2012         50       140,900         249,859         100%        28,464      100%        28,464       100%        28,464
Dec2013         51       140,900         285,369         100%        32,509      100%        32,509       100%        32,509
Dec2014         52       140,900         323,827         100%        36,890      100%        36,890       100%        36,890
Dec2015         53       140,900         365,476         100%        41,635      100%        41,635       100%        41,635
Dec2016         54       140,900         410,583         100%        46,773      100%        46,773       100%        46,773

Dec2017         55       140,900         459,433         100%        52,338      100%        52,338       100%        52,338
Dec2018         56       140,900         512,338         100%        58,365      100%        58,365       100%        58,365
Dec2019         57       140,900         569,634         100%        64,892      100%        64,892       100%        64,892
Dec2020         58       140,900         631,685         100%        71,961      100%        71,961       100%        71,961
Dec2021         59       140,900         698,887         100%        79,616      100%        79,616       100%        79,616

Dec2022         60       140,900         771,666         100%        87,907      100%        87,907       100%        87,907
Dec2023         61       140,900         850,486         100%        96,886      100%        96,886       100%        96,886
Dec2024         62       140,900         935,849         100%       106,611      100%       106,611       100%       106,611
Dec2025         63       140,900       1,028,296         100%       117,142      100%       117,142       100%       117,142

Clark/Bardes Consulting          ADVANTAGE BANK              PLAN YEAR REPORTING

                      SALARY CONTINUATION PLAN - SCHEDULE A

DAVID S. CALDWELL

                                                       EARLY TERMINATION            DIABILITY             CHANGE OF CONTROL
DOB: 12/28/1962
Plan Anniv Date: 1/1/2003
Retirement Age: 65                                          Installment             Installment               Installment
Payments: Monthly Installments                         Payable Immediately     Payable Immediately       Payable Immediately
                                                      --------------------     --------------------     --------------------
                          BENEFIT        ACCRUAL                   Based On                Based On                 Based On
 PERIOD                   LEVEL          BALANCE       Vesting     Accrual     Vesting      Accural     Vesting      Accural
 ENDING         AGE         (1)           (2)           (3)          (4)         (5)         (6)          (7)         (8)
 ------         ---       -------        -------       -------     --------    -------     --------     -------     --------
Dec2026          64      140,900       1,128,416         100%       128,548      100%       128,548       100%       128,548

Dec2027          65      140,900       1,236,846         100%       140,900      100%       140,900       100%       140,900

              December 2027 Retirement, 1/1/2028 First Payment Date

(1)   The first line reflects 12 months of data, January 2002 to December 2002.

Clark/Bardes Consulting          ADVANTAGE BANK              PLAN YEAR REPORTING

                      SALARY CONTINUATION PLAN - SCHEDULE A

D. EDWARD RUGG

                                                       EARLY TERMINATION            DIABILITY             CHANGE OF CONTROL
DOB: 9/12/1954
Plan Anniv Date: 1/1/2003
Retirement Age: 65                                          Installment             Installment               Installment
Payments: Monthly Installments                         Payable Immediately     Payable Immediately       Payable Immediately
                                                      --------------------     --------------------     --------------------
                          BENEFIT        ACCRUAL                   Based On                Based On                 Based On
 PERIOD                   LEVEL          BALANCE       Vesting     Accrual     Vesting      Accural     Vesting      Accural
 ENDING         AGE         (1)           (2)           (3)          (4)         (5)         (6)          (7)         (8)
 ------         ---       -------        -------       -------     --------    -------     --------     -------     --------
Dec2002(1)      48        98,300           22,972       100%         2,617       100%        2,617        100%        2,617
Dec2003         49        98,300           47,851       100%         5,451       100%        5,451        100%        5,451
Dec2004         50        98,300           74,795       100%         8,521       100%        8,521        100%        8,521
Dec2005         51        98,300          103,975       100%        11,845       100%       11,845        100%       11,845
Dec2006         52        98,300           13,557       100%        15,445       100%       15,445        100%       15,445

Dec2007         53        98,300          169,802       100%        19,344       100%       19,344        100%       19,344
Dec2008         54        98,300          206,868       100%        23,566       100%       23,566        100%       23,566
Dec2009         55        98,300          247,010       100%        28,139       100%       28,139        100%       28,139
Dec2010         56        98,300          290,484       100%        33,092       100%       33,092        100%       33,092
Dec2011         57        98,300          337,567       100%        38,455       100%       38,455        100%       38,455

Dec2012         58        98,300          388,557       100%        44,264       100%       44,264        100%       44,264
Dec2013         59        98,300          443,779       100%        50,555       100%       50,555        100%       50,555
Dec2014         60        98,300          503,585       100%        57,368       100%       57,368        100%       57,368
Dec2015         61        98,300          568,354       100%        64,746       100%       64,746        100%       64,746
Dec2016         62        98,300          638,500       100%        72,737       100%       72,737        100%       72,737

Dec2017         63        98,300          714,467       100%        81,391       100%       81,391        100%       81,391
Dec2018         64        98,300          796,740       100%        90,764       100%       90,764        100%       90,764
Sep2019         65        98,300          862,895       100%        98,300       100%       98,300        100%       98,300

             September 2019 Retirement, 10/1/2019 First Payment Date

(1)   The first line reflects 12 months of data, January 2002 to December 2002.

Clark/Bardes Consulting          ADVANTAGE BANK              PLAN YEAR REPORTING

                      SALARY CONTINUATION PLAN - SCHEDULE A

Mark A. Severson

                                                       EARLY TERMINATION            DIABILITY             CHANGE OF CONTROL
DOB: 1/7/1954
Plan Anniv Date: 1/1/2003
Retirement Age: 65                                         Installment              Installment              Installment
Payments:  Monthly Installments                        Payable Immediately     Payable Immediately       Payable Immediately
                                                      --------------------     --------------------     --------------------
                          BENEFIT        ACCRUAL                   Based On                Based On                 Based On
 PERIOD                   LEVEL          BALANCE       Vesting     Accrual     Vesting      Accural     Vesting      Accural
 ENDING         AGE         (1)           (2)           (3)          (4)         (5)         (6)          (7)         (8)
 ------         ---       -------        -------       -------     --------    -------     --------     -------     --------
Dec2002(1)       48       197,400          49,189         0%             0       100%         5,641       100%         5,641
Dec2003          49       197,400         102,461        10%         1,175       100%        11,750       100%        11,750
Dec2004          50       197,400         160,154        20%         3,673       100%        18,366       100%        18,366
Dec2005          51       197,400         222,636        30%         7,659       100%        25,532       100%        25,532
Dec2006          52       197,400         290,304        40%        13,317       100%        33,292       100%        33,292

Dec2007          53       197,400         363,588        50%        20,848       100%        41,696       100%        41,696
Dec2008          54       197,400         442,955        60%        30,478       100%        50,797       100%        50,797
Dec2009          55       197,400         528,909        70%        42,458       100%        60,654       100%        60,654
Dec2010          56       197,400         621,998        80%        57,064       100%        71,330       100%        71,330
Dec2011          57       197,400         722,812        90%        74,602       100%        82,891       100%        82,891

Dec2012          58       197,400         831,995       100%        95,412       100%        95,412       100%        95,412
Dec2013          59       197,400         950,239       100%       108,972       100%       108,972       100%       108,972
Dec2014          60       197,400       1,078,297       100%       123,657       100%       123,657       100%       123,657
Dec2015          61       197,400       1,216,985       100%       139,562       100%       139,562       100%       139,562
Dec2016          62       197,400       1,367,183       100%       156,786       100%       156,786       100%       156,786

Dec2017          63       197,400       1,529,848       100%       175,440       100%       175,440       100%       175,440
Dec2018          64       197,400       1,706,013       100%       195,643       100%       195,643       100%       195,643
Sep2019          65       197,400       1,721,338       100%       197,400       100%       197,400       100%       197,400

              January 2019 Retirement, 2/28/2019 First Payment Date

(1)   The first line reflects 12 months of data, January 2002 to December 2002.